EXHIBIT 5

                                November 5, 1998


Benchmark Electronics, Inc.
3000 Technology Drive
Angleton, Texas 77515

Ladies and Gentlemen:

We have acted as counsel to Benchmark Electronics, Inc., a Texas corporation (the "Company"), in connection with the proposed issuance by the Company of up to an additional 1,000,000 shares (the "Shares") of Common Stock, par value $.10 per share, upon the exercise of options granted to employees of the Company pursuant to the terms of the Company's Stock Option Plan, as amended (the "Plan"). The Company previously has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (Registration No. 33-61660) relating to 300,000 shares of Common Stock subject to the Plan and a Registration Statement on Form S-8 (Registration No. 333-26805) relating to 800,000 shares of Common Stock subject to the Plan. The Company now is filing a third Registration Statement on Form S-8 relating to the Shares (the "Registration Statement").

We have examined originals or copies of (i) the Restated Articles of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Plan, (iv) certain resolutions of the Board of Directors of the Company and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates of officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.


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Benchmark Electronics, Inc.
November 5, 1998
Page 2


Based upon the foregoing and subject to the limitations and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized and when issued and paid for in accordance with the terms of the Plan, for a consideration at least equal to the par value thereof, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and is limited to the law of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.


                                    Very truly yours,

                                    /s/ BRACEWELL & PATTERSON, L. L. P.

                                    Bracewell & Patterson, L.L.P.